EXHIBIT 10-1

[As adopted 10/26/04 and amended 05/22/09 and 06/03/14]

CALAMOS ASSET MANAGEMENT, INC.

INCENTIVE COMPENSATION PLAN

(As amended June 3, 2014)

i

CALAMOS ASSET MANAGEMENT, INC.

INCENTIVE COMPENSATION PLAN

(As amended June 3, 2014)

1.	PURPOSE OF PLAN

1.1 Purpose. The purpose of the Plan is to motivate certain Employees, Nonemployee Directors and Consultants to put forth maximum efforts toward the growth, profitability and success of the Company and Subsidiaries by providing incentives to such Employees, Nonemployee Directors and Consultants either through cash payments and/or through the ownership and performance of the Common Stock. In addition, the Plan is intended to provide incentives that will attract and retain highly qualified individuals as Employees, Nonemployee Directors and Consultants, and to assist in aligning the interests of such Employees, Nonemployee Directors and Consultants with the interests of the Stockholders of the Company.

2.	TERM OF PLAN

2.1 Term. The Plan, amended, shall be effective as of the Effective Date and, unless sooner terminated by the Board under Section 10 below, shall terminate when all shares of Common Stock subject to the Plan have been issued according to the provisions herein; provided, however, in no event may an Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

3.	STOCKHOLDER APPROVAL

3.1 Stockholder Approval. The Plan was initially approved by the stockholders of the Company on October 26, 2004 and amended on May 22, 2009. This Plan, as amended, was approved by the stockholders of the Company on June 3, 2014 (the “Effective Date”)

3.2 Plan Amendment. Any amendment to the Plan that is determined to be a “material amendment” (or word(s) of similar effect) under the rules of the Nasdaq Stock Market or the exchange or system on which the Company’s Common Stock is then listed shall be approved by stockholders before such amendment shall be effective.

3.3 Repricings Subject to Stockholder Approval. Any amendment, revision or other change to an outstanding Award that is determined to be a “repricing” (or word(s) of similar effect) under the rules of the Nasdaq Stock Market or the exchange or system on which the Company’s Common Stock is then listed shall be approved by stockholders before such amendment, revision or other change shall be effective.

4.	ADMINISTRATION

4.1 Responsibility. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Plan in accordance with its terms.

4.2 Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement.

4.3 Authority of the Committee. The Committee shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the following:

(a) to determine eligibility for participation in the Plan;

(b) to determine eligibility for and the type and size of an Award granted under the Plan;

(c) to grant Awards and to determine the terms of each Award Agreement, and any amendments or modification thereof;

(d) to establish objectives and conditions for earning amounts under an Award and to determine whether and to what extent such objectives and conditions have been met;

(e) to supply any omission, correct any defect, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;

(f) to issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

(g) to make rules for carrying out and administering the Plan and make changes in such rules as it from time to time deems proper;

(h) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations;

(i) to accelerate the Vesting of any Award when such action or actions would be in the best interest of the Company;

(j) to grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company; and

(k) to take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

4.4 Action by the Committee. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

4.5 Delegation of Authority. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee may delegate to the Company’s Chief Executive Officer or to other Company officers its authority under this Section 4, provided that such delegation shall not extend to the grant of Awards or the exercise of discretion with respect to Awards to employees who are covered employees under Code Section 162(m) or officers under Section 16 of the Exchange Act. The Committee, or any person to whom it has delegated duties under this Section 4.5, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or by the Subsidiary whose employees have benefited from the Plan, as determined by the Committee.

4.6 Determinations and Interpretations by the Committee. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their heirs, successors, and legal representatives.

4.7 Liability. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.

4.8 Indemnification. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

5.	ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. All Employees, all Nonemployee Directors and all Consultants shall be eligible to participate in the Plan and to receive Awards.

5.2 Participation. Participants shall consist of such Employees, Nonemployee Directors and Consultants as the Committee in its sole discretion designates to receive Awards under the Plan. Designation of a Participant in any year shall not require the Committee to designate such person or entity to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the types and amounts of their respective Awards.

6.	SHARES SUBJECT TO PLAN

6.1 Available Shares.

(a) Subject to adjustment as provided in Section 6.2 below, in addition to the number of shares subject to Awards outstanding under the Plan as of March 31, 2014, the aggregate number of shares of Common Stock which shall be available for issuance or payments of Awards made under the Plan during its term after the Effective Date shall be 2,946,331 shares. Such shares of Common Stock available for issuance under the Plan may be either authorized but unissued shares, shares of issued stock held in the Company’s treasury, or both, at the discretion of the Company, and subject to any adjustments made in accordance with Section 6.2 below. To the extent shares of Common Stock underlying Awards are not issued by reason of the expiration, forfeiture, lapse or cancellation of such Awards, by reason of the tendering or withholding of shares in payment of exercise price or payment of withholding tax obligations relating to an Award, or otherwise without the issuance or delivery of all of the shares covered by such Award, then such shares shall again be available for issuance or payments of Awards under the Plan. Awards that are payable only in cash are not subject to this Section 6.1.

(b) Shares of Common Stock issued in connection with Awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries shall not reduce the number of shares available for issuance under this Plan.

(c) Subject to adjustment as provided in Section 6.2 below, the following limitations shall apply to Awards under the Plan:

(i) Except as provided in clause (ii), all of the shares that may be issued under this Plan may be issued pursuant to any type of Award granted under this Plan.

(ii) The number of shares that may be issued under this Plan pursuant to Stock Options granted after March 31, 2014 which are Incentive Stock Options shall be limited to 2,946,331.

6.2 Adjustment to Shares. If there is any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to Stockholders of the Company, an adjustment shall be made to each outstanding Award so that each such Award shall thereafter be with respect to or exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Award had such Award been paid, distributed or exercised in full immediately prior to such change or distribution. Such adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of Participants’ rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, in accordance with the limitations set forth in Sections 6.1 and 7.1, the number and kind of shares subject to outstanding Awards, the exercise price applicable to outstanding Stock Options, and the Fair Market Value of a Share of the Common Stock and other value determinations applicable to outstanding Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards granted under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of performance periods; provided, however, that with respect to performance-based Awards, such modifications and/or changes do not disqualify compensation attributable to such Awards as “performance-based compensation” under Code Section 162(m). In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations or accounting principles. Notwithstanding anything contained in the Plan, any adjustment with respect to an ISO due to a change or distribution described in this Section 6.2 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any ISO granted hereunder other than an ISO.

7.	MAXIMUM INDIVIDUAL AWARDS

7.1 Maximum Aggregate Number of Shares Underlying Stock-Based Awards Granted Under the Plan to Any Single Participant. The maximum aggregate number of shares of Common Stock underlying all Awards measured in shares of Common Stock (whether payable in Common Stock, cash or a combination of both) that may be granted to any single Participant during any one calendar year shall be 1,000,000 shares, subject to adjustment as provided in Section 6.2 above. For purposes of the preceding sentence, such Awards that are cancelled or repriced shall continue to be counted in determining such maximum aggregate number of shares of Common Stock that may be granted to any single Participant during any one calendar year.

7.2 Maximum Dollar Amount Underlying Cash-Based Awards Granted Under the Plan to Any Single Participant. The maximum dollar amount that may be earned by any single Participant with respect to all Awards measured in cash (whether payable in Common Stock, cash or a combination of both) during any one calendar year shall be $10,000,000. Any amount earned with respect to which performance is measured over a period greater than one year shall be deemed to have been earned ratably over the full and partial calendar years in such period.

8.	AWARDS

8.1 Type of Awards. The Committee may, in its sole discretion, grant the following Awards to Employees, Nonemployee Directors and Consultants:

(a)	Stock Options;

(b)	Stock Appreciation Rights (SARs);

(c)	Stock Awards;

(d)	Stock Units;

(e)	DERs;

(f)	Cash Awards; or

(g)	any other type of Award that is not inconsistent with the Plan.

8.2 Award Terms and Conditions. The Committee, in its sole discretion, shall determine all of the terms and conditions of each Award, including but not limited to the following:

(a) exercise price or purchase price, provided that the exercise price or purchase price with respect to Stock Options and SARs shall not be less than 100% of the Fair Market Value of a Share of the Common Stock on the date of grant;

(b) method of exercise;

(c) Vesting;

(d) term and/or expiration of the Award;

(e) effects of termination of Participant’s employment or service;

(f) Change in Control Vesting and other effects of a Change in Control;

(g) qualification of a Stock Option as an ISO;

(h) restrictive covenants;

(i) transferability;

(j) deferral arrangements; or

(k) any other term or condition that is not inconsistent with the Plan.

8.3 Performance Measures. The Committee may use the following performance measures (either individually or in any combination) to set performance goals with respect to the grant or Vesting of an Award. The performance for an Award shall be determined by the Committee in writing, shall be measured for achievement or satisfaction during the performance period or period of restriction in which the Committee established to satisfy or achieve the prescribed performance, and may be absolute in its terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on or adjusted for any other objective goals, events or occurrences established by the Committee, provided that such criteria and objectives relate to one or more of the following: total stockholder return, earnings, earnings per share, net income, revenues, expenses, market share, return on assets, return on equity, assets under management, sales, distribution, redemption rates, investment performance of assets under management, Fair Market Value of a Share of the Common Stock, achievement of balance sheet or income statement objectives, or other financial, accounting or quantitative objective established by the Committee. Performance criteria and objectives may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes, and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings and stock repurchases. Such performance measures may be particular to a line of business, Subsidiary or other unit or the Company generally and may, but need not be, based upon a change or an increase or positive result. In interpreting Plan provisions applicable to performance measures and to performance-based Awards to Participants who are covered employees, it is the intent of the Plan to conform with the standards of Code Section 162(m) and the Treasury Regulations thereunder. The Committee, in establishing performance measures applicable to such performance-based Awards, and in interpreting the Plan, shall be guided by such standards, including, but not limited to, providing that the performance-based Award shall be paid, Vested or otherwise delivered solely as a function of attainment of objective performance criteria and objectives based on one or more of the specific criteria and objectives set forth in this Section 8.3 established by the Committee not later than 90 days after the performance period or period of restriction applicable to the Award has commenced (or, if such period of service is less than one year, not later than the date on which 25% of such period has elapsed). Prior to the payment of any compensation based on achievement of performance measures to any such covered employee, the Committee must certify in writing the extent to which the applicable performance criteria and objectives were, in fact, achieved and the amounts to be paid, Vested or delivered as a result thereof, provided the Committee may reduce, but not increase, such amount.

9.	CHANGE IN CONTROL

9.1 Stock-Based Awards. Notwithstanding any other provisions of the Plan, and except as otherwise provided in the Award Agreement, in the event of a Change in Control, all Stock-based Awards granted under this Plan shall immediately Vest 100% in each Participant, including Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Stock Unit.

9.2 Performance-Based Awards. Notwithstanding any other provisions of the Plan, and except as otherwise provided in the Award Agreement, in the event of a Change in Control, all Awards granted under this Plan which are subject to performance goals shall be immediately paid out, including performance units and performance shares. The amount of the payout shall be based on the higher of: (i) the extent, as determined by the Committee, to which performance goals established for the performance period then in progress have been met, through and including the effective date of the Change in Control, or (ii) 100% of the value on the date of grant of the performance units or number of performance shares.

10.	AMENDMENT AND TERMINATION

10.1 Termination of Plan. The Board may suspend or terminate the Plan at any time with or without prior notice.

10.2 Amendment of Plan. Subject to Stockholder approval, if any, required by Section 3.2, the Board may amend the Plan at any time with or without prior notice.

10.3 Amendment or Cancellation of Award Agreements. The Committee may amend or modify any Award Agreement at any time in any manner to the extent that the Committee would have had the authority under the Plan initially to make such Award as so amended or modified. In addition, and subject to Stockholder approval in accordance with Sections 3.2 and 3.3 above, Awards may be granted to an Employee, Nonemployee Director or Consultant in substitution and exchange for, and in cancellation of, any Awards previously granted to such Employee, Nonemployee Director or Consultant under the Plan, or any award previously granted to such Employee, Nonemployee Director or Consultant under any other present or future plan of the Company or any present or future plan of an entity which (i) is purchased by the Company, (ii) purchases the Company, or (iii) merges into or with the Company.

10.4 Effect on Outstanding Awards. No termination or amendment of the Plan pursuant to Section 10.1 or 10.2 above, or amendment or modification of an Award Agreement pursuant to Section 10.3 above, shall materially adversely alter or impair any outstanding Award without the consent of the Participant affected thereby.

11.	MISCELLANEOUS

11.1 Other Provisions. Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines on the date of grant to be appropriate, including, without limitation, provisions requiring entry into or compliance with confidentiality, non-competition or other restrictive covenants, assistance in financing the acquisition of shares pursuant to an Award, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired hereunder, for deferral of receipt of shares of Common Stock or of cash payments under any applicable Company plan, or to comply with federal and state securities laws, or understandings or conditions as to the Participant’s employment in addition to those specifically provided for under the Plan.

11.2 Transferability. Each Award granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution, and Stock Options and SARs shall be exercisable, during the Participant’s lifetime, only by the Participant. In the event of the death of a Participant, each Stock Option or SAR theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall, in its sole discretion, set forth in the Award Agreement on the date of grant and then only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Stock Option or SAR shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit the transferability of a Stock Option (other than an ISO) by a Participant, including, or limited to, transfers, solely to members of the Participant’s immediate family or trusts or family partnerships or other similar entities for the benefit of such persons, and subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish and include in the Award Agreement.

11.3 Stock Ownership Requirement. The Committee may in its sole discretion require that Participants own or hold a certain number of shares of Common Stock or percentage of outstanding shares of Common Stock throughout their employment or service and may condition receipt of Awards or the receipt or transferability of shares of Common Stock under this Plan on compliance with such provisions.

11.4 Listing of Shares and Related Matters. If at any time the Committee shall determine that the listing, registration or qualification of the shares of Common Stock subject to any Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Award or the issuance of shares of Common Stock thereunder, such Award may not be exercised, distributed or paid out, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

11.5 No Right, Title, or Interest in Company Assets. Participants shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

11.6 No Right to Continued Employment or Service or to Grants. The Participant’s rights, if any, to continue to serve the Company or a Subsidiary as a director, officer, employee, independent contractor or otherwise shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, and the Company or the applicable Subsidiary reserves the right to terminate the employment of any Employee or the services of any Independent Contractor at any time. The adoption of the Plan shall not be deemed to give any Employee, Nonemployee Director, Consultant or any other individual any right to be selected as a Participant or to be granted an Award.

11.7 Governing Law. The Plan, all Awards granted hereunder and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.

11.8 Other Benefits. No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary nor affect any benefits or compensation under any other benefit or compensation plan of the Company or any Subsidiary now or subsequently in effect, unless such retirement or other plan expressly provides otherwise.

11.9 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Common Stock or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

11.10 Stockholder Approved Option Exchange Offers. Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company’s stockholders, the Committee may provide for, and the Company may implement, an option exchange offer, pursuant to which certain outstanding options could, at the election of the person holding such option, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of options with a lower exercise price, provided that such option exchange offer is commenced within one year of the date of such stockholder approval.

11.11 Code Section 409A. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Code Section 409A and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Code Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, including regulations or other guidance issued with respect thereto (collectively, “Section 409A”), except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A. In the case of amounts not intended to be deferrals of compensation subject to Section 409A, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement. In the case of amounts intended to be deferrals of compensation subject to Section 409A, the initial deferral election shall be made and become irrevocable not later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A. If an amount payable under an Award as a result of the separation from service (other than due to death) occurring while the Participant is a “specified employee” constitutes a deferral of compensation subject to Section 409A, then payment of such amount shall not occur until six (6) months and one day after the date of the Participant’s “separation from service” except as permitted under Section 409A.

12.	DEFINITIONS

The following terms shall have the following meanings unless the context indicates otherwise:

12.1 “Award” shall mean an award granted by the Committee under the Plan in accordance with Section 8 hereof.

12.2 “Award Agreement” shall mean the agreement or other writing (which may be framed as a plan or program and may be in electronic format) that establishes the terms, conditions, restrictions and/or limitations applicable to an Award in addition to those established by the Plan and by the Committee’s exercise of its administrative powers.

12.3 “Board” shall mean the Board of Directors of the Company.

12.4 “Calamos Family” shall mean John P. Calamos, Sr., or John P. Calamos, Jr., and their respective spouses and lineal descendants, and each corporation, trust or other entity which is directly or indirectly controlled by any of the foregoing individuals.

12.5 “Cash Award” shall mean the grant by the Committee to a Participant of an Award of cash in accordance with Section 8 hereof.

12.6 “Change in Control” shall be deemed to have occurred in the event that any person, entity or group shall become the beneficial owner of such number of shares of Common Stock, and/or any other class of stock of the Company then outstanding that is entitled to vote in the election of directors (or is convertible into shares so entitled to vote) as together possess more than 50% of the voting power of all of the then outstanding shares of all such classes of voting stock of the Company so entitled to vote. For purposes of the preceding sentence, “person, entity or group” shall not include (i) any employee benefit plan of the Company, or (ii) the Calamos Family; and for purposes of this Section 12.6, “group” shall mean persons who act in concert as described in Section 14(d)(2) of the Exchange Act.

12.7 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

12.8 “Committee” shall mean (i) the Board or (ii) a committee, or a subcommittee of a committee, of the Board appointed by the Board from among its members. Unless the Board determines otherwise, and such determination is reduced to a writing articulating the reasons for such determination, the Committee shall be comprised solely of not less than two (2) members, each of whom shall qualify as:

(a) a “non-employee director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Exchange Act, and

(b) an “outside director” within the meaning of Code Section 162(m) and the Treasury Regulations thereunder, and

(c) an “independent director” as such term is defined or used by the rules of the Nasdaq Stock Market or such other exchange or system on which the Company’s Common Stock is listed.

12.9 “Common Stock” shall mean the Class A common stock, $.01 par value per share, of the Company.

12.10 “Company” shall mean Calamos Asset Management, Inc., a Delaware corporation.

12.11 “Consultant” shall mean a person (other than a person who is an Employee or a Nonemployee Director) or an entity that renders services to the Company.

12.12 “DER” shall mean a dividend equivalent right where the Participant may receive an amount, payable in cash or Common Stock or a combination of both, equal to the dividend actually paid with respect to one (1) share of Common Stock; provided, however, that no payment shall be made under a DER associated with a performance-based Award prior to the time such performance-based Award shall Vest.

12.13 “Effective Date” shall mean June 3, 2014, the date on which this amended Plan is approved by the stockholders of the Company.

12.14 “Employee” shall mean an employee of the Company or any Subsidiary.

12.15 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, including applicable regulations thereunder.

12.16 “Fair Market Value of a Share of the Common Stock” on any date shall mean the fair market value as determined as follows: (i) at such time as the shares are traded through the Nasdaq Stock Market or a national stock exchange (an “Exchange”), Fair Market Value shall, except as otherwise determined by the Committee, be equal to the closing price on such date for sales made and reported through the Exchange on which the shares are then listed and which constitutes the principal market for the shares or, if no sales of shares shall have been so reported with respect to that date, on the next preceding day with respect to which sales were reported; or (ii) at such time as the shares are not so traded through an Exchange, Fair Market Value shall be equal to such amount as the Committee, in its sole discretion, shall determine.

12.17 “ISO” shall mean an “incentive stock option” as such term is used in Code Section 422.

12.18 “Nonemployee Director” shall mean a member of the Board or of the board of directors of any Subsidiary who is not an Employee.

12.19 “Nonqualified Stock Option” shall mean a Stock Option that does not qualify as an ISO.

12.20 “Participant” shall mean any Employee, Nonemployee Director or Consultant to whom an Award has been granted by the Committee under the Plan.

12.21 “Plan” shall mean the Calamos Asset Management, Inc. Incentive Compensation Plan.

12.22 “SAR” or “Stock Appreciation Right” shall mean the grant by the Committee to a Participant of a stock appreciation right as described in Section 8 hereof, payable in cash or Common Stock or a combination of both, where the measure of compensation is based on the difference (if any) between the Fair Market Value of a Share of the Common Stock on the date of exercise and the exercise price of such SAR.

12.23 “Stock Award” shall mean an Award of Common Stock granted by the Committee to a Participant in accordance with Section 8 hereof.

12.24 “Stock Option” shall mean an option to purchase Common Stock granted by the Committee to a Participant in accordance with Section 8 hereof.

12.25 “Stock Unit” shall mean a right to receive a share of Common Stock granted by the Committee to a Participant in accordance with Section 8 hereof.

12.26 “Subsidiary” shall mean each of (i) Calamos Holdings LLC, and (ii) any corporation of which the Company or Calamos Holdings LLC directly or indirectly owns more than 50% of the Voting Stock or any other business entity in which the Company or Calamos Holdings LLC directly or indirectly has an ownership interest of more than 50%.

12.27 “Treasury Regulations” shall mean the regulations promulgated under the Code by the United States Department of the Treasury, as amended from time to time.

12.28 “Vest” or “Vesting” or “Vested” shall mean:

(a) with respect to Stock Options and SARs, when the Stock Option or SAR (or a portion of such Stock Option or SAR) first becomes exercisable and remains exercisable subject to the terms and conditions of such Stock Option or SAR, and when the Participant has an unrestricted right, title and interest to receive the compensation (if any) attributable to such Stock Option or SAR (or a portion of such Stock Option or SAR) or to otherwise enjoy the benefits underlying such Stock Option or SAR; or

(b) with respect to Awards other than Stock Options and SARs, when the Participant has:

(i) an unrestricted right, title and interest to receive the compensation (whether payable in cash or Common Stock or a combination of both) attributable to an Award (or a portion of such Award) or to otherwise enjoy the benefits underlying such Award; and

(ii) a right to transfer an Award subject to no Company-imposed restrictions or limitations.

12.29 “Voting Stock” shall mean the capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.